UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2017 (March 31, 2017)

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 31, 2017, Kadmon Holdings, Inc. (the “Company”) and the lenders party thereto entered into Amendment No. 3 (the “Third Amendment”) to the Third Amended and Restated Convertible Credit Agreement, dated as of August 28, 2015 (the “2015 Credit Agreement”).  Under the terms of the Third Amendment, principal payments owed under the 2015 Credit Agreement, in the amount of $380,000 per month, have been deferred until January 31, 2018.  Additionally, the parties amended a Future Capital Raising covenant, pursuant to which the company was required to raise $40.0 million through the sale of qualified equity interests, by extending the time period by which the Company is required to raise the remaining $17.0 million of capital by six months, from June 30, 2017 to December 31, 2017.  All other material terms of the 2015 Credit Agreement remain the same.

The Third Amendment also amends certain terms of the warrants to purchase an aggregate of 617,651 shares of the Company’s common stock issued in connection with the 2015 Credit Agreement (the “2015 Warrants”).  Pursuant to the Third Amendment, the warrants may now only be exercised for cash and the exercise price was reduced from $10.20 per share to $4.50 per share.  The redemption feature in the 2015 Warrants was also amended such that the warrant holder may demand a redemption of the warrant shares upon the occurrence of, and during the continuance of, an event of default.  Prior to this amendment, the warrant could be redeemed by the warrant holder at any time after the 51st month.  As amended, if these warrants are exercised, the Company will receive approximately $2.8 million in proceeds.

The lenders party to the 2015 Credit Agreement and the Third Amendment, or their affiliates, are significant stockholders of the Company.  In addition, Perceptive Life Sciences Master Fund LTD, an affiliate of Perceptive Credit Holdings, L.P., participated in the Company’s March 2017 private placement.

The foregoing summary of the Third Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On April 3, 2017, the Company issued a press release announcing the Third Amendment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment # 3 to Credit Agreement, dated March 31, 2017, by and among Kadmon Pharmaceuticals, LLC, the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings, L.P.

99.1	Press release of Kadmon Holdings, Inc. dated April 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: April 3, 2017	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer